Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 22, 2004 relating to the financial statements and financial statement schedule which appears in MapInfo Corporation's Annual Report on Form 10-K for the year ended September 30, 2004.

/s/  PricewaterhouseCoopers LLP

Albany, New York
March 11, 2005